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                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                     ---------------------------------------

     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT effective as of January 1, 2000 between The Official Information Company (f/k/a T/SF Communications Corporation), a Delaware limited liability company ("Employer"), and Steven J. Hunt ("Executive").

                                   WITNESSTH:

     WHEREAS, Employer and Executive are parties to that certain Employment Agreement dated as of November 10, 1997 (the "Employment Agreement");

     WHEREAS, the parties hereto desire to amend the Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2. Section 3.02 of the Employment Agreement is amended by substituting the following in lieu thereof:

     In addition to the Base Salary, for 2000 and each subsequent calendar year during the term of this Agreement, Employer shall pay Executive a bonus (the "Bonus") in an amount equal to 3.33% of his Base Salary as of the beginning of that year for each 1% (rounded to the nearest whole percentage) by which EBITDA for that year exceeds the prior year's EBITDA by 15% or more, provided that the maximum Bonus the Executive shall be entitled to receive with respect to any year shall be 50% of his Base Salary as of the end of that year. As used in this Agreement, the term "EBITDA" means the consolidated earnings of the Related Entities before interest, taxes, depreciation and amortization, excluding extraordinary or unusual nonrecurring items of income and expense, determined in accordance with generally accepted accounting principles by Employer's independent accountants. If in any year any of the Related Entities acquires or disposes of any material business, the Bonus payable with respect to such year shall be adjusted equitably to account for such acquisition or disposition. The Bonus for any year shall be paid not later than 30 days after delivery of Employer's audited financial statements for that year. Notwithstanding the foregoing, the Board of Directors of the Company will use its absolute discretion in determining the final amount of bonus payable after taking into account Executive's contribution to the Company during such year.

     3. Except as expressly amended hereby, the terms of the Employment Agreement shall be unchanged and shall remain in full force and effect.


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     4. This Amendment shall be governed by the laws of the State of New York.
This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        THE OFFICIAL INFORMATION COMPANY

                                        By:
                                           ----------------------------
                                           Ian L.M. Thomas
                                           President and CEO




                                        By:
                                           ----------------------------
                                           Steven J. Hunt



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